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                            SOUTHEAST NATIONAL BANK
                             1855 S. Morrison Blvd.
                               P. O. Drawer 2488
                         Hammond, Louisiana 70404-2488
                                 (504) 542-9700



                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Verna S. Magee and Reginald R. Harper, or any of them (with full power to act alone and to appoint a substitute), as Proxies, and hereby authorizes them to represent and to vote all the shares of common stock of Southeast National Bank ("Bank") held of record by the undersigned on November 1, 1996, at the Special Meeting of shareholders to be held on Tuesday, January 7, 1997, at 1:00 p.m., local time, and at any and all adjournments thereof as follows:

         1. The proposal to approve and adopt the Agreement and Plan of Reorganization and related Bank Merger Agreement by and among Hancock Holding Company, Southeast National Bank ("SNB") and Hancock Bank of Louisiana whereby SNB will be merged with and into Hancock Bank of Louisiana.

                 FOR                AGAINST               ABSTAIN
                       --------              ---------             --------
         2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.


The Board of Directors recommends a vote "FOR" Proposal 1.

       THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE
       SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF ANY OTHER
      BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY
                THOSE NAMED IN THIS PROXY IN THEIR DISCRETION.

         Please sign exactly as your name appears on certificate(s) rpresenting shares to be voted by this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If a corporation, please sign in full corporare name by the president or other authorized officer. If a parrnership, please sign in full parrnership name by an authorized person. If shares are held as joint tenants, each holder should sign.

Dated            ,1996
     ------------

---------------------------                      ---------------------------
PRINT NAME OF SHAREHOLDER                        PRINT NAME OF SHAREHOLDER

---------------------------                      ---------------------------
SIGNATURE OF SHAREHOLDER                         SIGNATURE OF SHAREHOLDER


                     PLEASE PROMPTLY COMPLETE, DATE, SIGN
                     AND MAIL THIS PROXY IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE